Exhibit 10.21

April 14, 2010

Mr. Michael A. Weiss

c/o Express Parent LLC

One Limited Parkway

Columbus, OH 43230

Re:	Employment Agreement

Dear Mr. Weiss:

This letter agreement shall amend the employment agreement, dated as of February 12, 2010, among you, Express, LLC, and Express Parent LLC (the “Employment Agreement”) to clarify the manner in which your bonus performance targets have been and will continue to be developed by members of the Board or the Compensation Committee of the Board other than you. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

Each of the undersigned agrees that the Employment Agreement is hereby modified as follows:

1. The first sentence of Section 2 of the Employment Agreement is hereby amended and restated as follows: “For each spring and fall season of the Company during the Term commencing with the spring season commencing on or about February 1, 2010, you will also be eligible to earn a seasonal bonus based upon the achievement of performance targets for such season (the members of the Board or the Compensation Committee of the Board, other than you, shall establish such performance targets (generally focusing on financial metrics of the Company in comparison to budget)).”

2. Except as specifically modified herein, the Employment Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

*   *   *   *   *

Please countersign a copy of this letter agreement to evidence your agreement to the terms and conditions contained herein.

Sincerely,

EXPRESS PARENT LLC

By:	/s/ Matthew Moellering
Name:	Matthew Moellering
Its: Executive Vice President, Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary

EXPRESS, LLC

By:	/s/ Matthew Moellering
Name:	Matthew Moellering
Its:	Executive Vice President,
Chief Administrative Officer, Chief Financial Officer, Treasurer and Secretary

ACKNOWLEDGED, ACCEPTED AND AGREED:

/s/ Michael A. Weiss
Michael A. Weiss

4/13/10
Date: